LETTER OF TRANSMITTAL

to Accompany Common Shares,

$1.00 par value

of

THE PROGRESSIVE CORPORATION

Tendered Pursuant to the Offer to Purchase
Dated September 14, 2004

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 15, 2004, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Tender Offer is:

National City Bank

Delivery by Mail:	Delivery in Person or by Overnight Courier:
National City Bank, Depositary	National City Bank, Depositary
Corporate Actions Processing Center	Corporate Actions Processing Center
P.O. Box 859208	161 Bay State Drive
161 Bay State Drive	Braintree, Massachusetts 02184
Braintree, Massachusetts 02185-9208

Delivery by Facsimile:

(781) 380-3388

For Confirmation Contact a Customer Service Representative at:

(800) 622-6757

The Information Agent for the Tender Offer is:

MORROW & CO., INC.

      All questions regarding the offer should be directed to the Information Agent, Morrow & Co., Inc., or the Dealer Manager, J.P. Morgan Securities Inc., at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

      This Letter of Transmittal, including the accompanying instructions, and the Offer to Purchase should be read carefully before you complete this Letter of Transmittal.

      Delivery of this Letter of Transmittal to an address other than that shown above for the Depositary, or transmission of a facsimile of this Letter of Transmittal to a different facsimile number than that shown above for the Depositary, will not constitute proper tender of your shares. Deliveries to The Progressive Corporation, J. P. Morgan Securities Inc., the Dealer Manager for the tender offer, or Morrow & Co., Inc., the Information Agent for the tender offer, will not be forwarded to the Depositary and therefore will not constitute proper tender of your shares.

      Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) will not constitute proper delivery.

      List below the certificate numbers and number of shares to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and number of shares tendered on a separate, signed schedule and attach the schedule to this Letter of Transmittal. The names and addresses of the holders of shares should be printed, if not already printed below, exactly as they appear in the certificates representing the shares tendered hereby. The shares that the undersigned wishes to tender should be indicated in the appropriate boxes.

DESCRIPTION OF COMMON SHARES TENDERED
(See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s)	Certificate(s) Tendered
(Please Fill in Exactly as Name(s) Appear(s) on Certificate(s))	(Attach signed list if necessary)

Number of
		Common	Number of
		Shares	Common
	Certificate	Represented by	Shares
	Number(s)*	Certificate(s)*	Tendered**

Total Common Shares Tendered

* Need not be completed if common shares are delivered by book-entry transfer.
** If you desire to tender fewer than all common shares evidenced by any certificates listed above, please indicate in this column the number of common shares you wish to tender. Otherwise, all common shares evidenced by such certificates will be deemed to have been tendered. See Instruction 4.

This Letter of Transmittal is to be used only if (a) certificates for common shares are to be forwarded with it or such certificates will be delivered under a Notice of Guaranteed Delivery previously sent to the Depositary; or (b) a tender of common shares is to be made by book-entry delivery to the account maintained by the Depositary at The Depository Trust Company, or any other “qualified” registered securities depositary, referred to as the “Book-Entry Transfer Facility,” pursuant to Section 3 of the Offer to Purchase.

Shareholders whose certificates are not immediately available or who cannot deliver their certificates for common shares and all other documents this Letter of Transmittal requires to the Depositary at or before the Expiration Date (as defined in the Offer to Purchase) or who are unable to comply with the procedure for book-entry delivery on a timely basis must tender their common shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Delivery of documents to the Book-Entry Transfer Facility does not constitute proper delivery. You may deliver shares by book-entry delivery to the Book-Entry Transfer Facility, but your Notice of Guaranteed Delivery and Letter of Transmittal must be delivered to the Depositary.

☐	CHECK HERE IF TENDERED COMMON SHARES ARE BEING DELIVERED BY BOOK-ENTRY DELIVERY TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF CERTIFICATES FOR TENDERED COMMON SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution Which Guaranteed Delivery

Account Number

      If a Notice of Guaranteed Delivery with respect to the shares tendered hereby has been previously delivered to the Depositary and any changes have been made to the election by the undersigned to tender such shares in this Letter of Transmittal, this Letter of Transmittal, rather than the Notice of Guaranteed Delivery, will govern the terms of the tender of such shares if it is received by the Depositary on or before the Expiration Date. Shareholders may not make any changes after the Expiration Date to the price at which such shares are tendered.

To National City Bank:

      The undersigned shareholder hereby tenders to The Progressive Corporation, an Ohio corporation (the “Company”), the above-described common shares, $1.00 par value, at the price per share indicated in this Letter of Transmittal (or if applicable, in a previously delivered Notice of Guaranteed Delivery) net to the undersigned shareholder in cash, without interest, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated September 14, 2004, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the tender offer).

      Subject to and effective upon acceptance for payment of the common shares tendered hereby in accordance with the terms of the tender offer, including, if the tender offer is extended or amended, the terms or conditions of any such extension or amendment, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all common shares tendered hereby, and orders the registration of such common shares tendered by book-entry delivery that are purchased pursuant to the tender offer to or upon the order of the Company. The undersigned hereby irrevocably constitutes and appoints the Depositary as attorney-in-fact with respect to such common shares, unless such shares are properly withdrawn, with full powers of substitution, such power of attorney being an irrevocable power coupled with interest, to:

(a)	deliver certificates for such common shares, or transfer ownership of such common shares on the account books maintained by the Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon receipt by the Depositary as the undersigned’s agent, of the purchase price (as defined below) with respect to such common shares;

(b)	present certificates for such common shares for transfer on the books of the Company; and

(c)	surrender on behalf of the undersigned all benefits and rights of beneficial ownership of such common shares, subject to the next paragraph, all in accordance with the terms of the tender offer.

      The undersigned hereby covenants, represents and warrants to the Company that:

(a)	the undersigned understands that tendering common shares under any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the tender offer, including the undersigned’s representation and warranty that (i) the undersigned has a net long position in common shares or equivalent securities at least equal to the number of common shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) such tender of common shares complies with Rule 14e-4;

(b)	when and to the extent the Company accepts the common shares for purchase, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations, and not subject to any adverse claim;

(c)	upon request, the undersigned will execute and deliver any additional documents that the Depositary or the Company deems necessary or desirable to complete the assignment, transfer and purchase of the common shares tendered hereby; and

(d)	the undersigned has read and agrees to all of the terms of the tender offer.

      The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing the common shares tendered hereby. The certificate numbers, the number of common shares represented by such certificates and the number of common shares that the undersigned wishes to tender should be set forth in the appropriate boxes above.

      The undersigned understands that the Company, on the terms and subject to the conditions of the tender offer, will determine the lowest per share purchase price not greater than $88.00 nor less than $78.00, net to the seller in cash, without interest, and that it will pay for common shares properly tendered and not properly withdrawn pursuant to the tender offer, taking into account the number of common shares so tendered and the prices specified by all shareholders tendering common shares. The undersigned understands that the Company will determine the lowest purchase price that will allow it to purchase 17,100,000 common shares (subject to the Company’s right to purchase additional shares described below), or such lesser number of common shares as are properly tendered and are not properly withdrawn, pursuant to the tender offer. The undersigned understands that common shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, on the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. As a result, if the offering is oversubscribed at the purchase price, all common shares tendered at prices at or below the selected purchase price may not be purchased. The undersigned understands that common shares tendered at prices greater than the purchase price and common shares not purchased because of proration will not be purchased in the tender offer, and that common shares not purchased in the tender offer will be returned promptly after the expiration of the offer. The undersigned understands that the Company has reserved the right, in its sole discretion, to purchase up to approximately 4,400,000 additional common shares in the tender offer if more than 17,100,000 shares are properly tendered and not properly withdrawn, subject to applicable law. The undersigned further understands that the Company may determine a higher purchase price, within the $78.00 to $88.00 per share range, if necessary to acquire the number of additional shares which it determines in its discretion to purchase. The Company’s election to purchase additional shares will not cause the purchase price to decrease, but the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase may still apply. In any event, the Company will acquire all shares acquired in the tender offer at the determined purchase price regardless of whether the shareholder tendered at a lower price.

      The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, common shares tendered, or may accept for payment fewer than all of the common shares tendered hereby. The undersigned understands that certificates for any common shares not tendered or not purchased will be returned to the undersigned at the address indicated above. The undersigned recognizes that the Company has no obligation under the Special Payment Instructions set forth in this Letter of Transmittal to transfer any certificate for common shares from the name of its registered holder, or to order the registration or transfer of common shares tendered by book-entry transfer, if the Company purchases none of the common shares represented by such certificate or tendered by such book-entry transfer.

      The undersigned understands that acceptance of common shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the tender offer.

      The check for the aggregate net purchase price for such tendered common shares as are purchased by the Company will be issued to the order of the undersigned and mailed to the address indicated above unless otherwise indicated under the “SPECIAL PAYMENT INSTRUCTIONS” or the “SPECIAL DELIVERY INSTRUCTIONS” boxes on the following pages.

      All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS

CHECKED, THERE IS NO PROPER TENDER OF SHARES.
(See Instruction 5)

SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

☐	The undersigned wants to maximize the chance of having the Company purchase all common shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box, INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders common shares and agrees to accept the purchase price determined by the Company pursuant to the Dutch auction tender offer. This action will result in receiving a price per common share of as low as $78.00 or as high as $88.00.

- OR -

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below, INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders common shares at the price checked. This action could result in none of the common shares being purchased if the purchase price for the common shares is less than the price checked. If the purchase price determined by the Company for the common shares is equal to or greater than the price checked, then the shares tendered by the undersigned and all other shares purchased by the Company will be purchased at the purchase price (subject to the possibility of proration). A shareholder who desires to tender common shares at more than one price must complete a separate Letter of Transmittal for each price at which common shares are tendered. The same common shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn). Price (in dollars) per share at which common shares are being tendered:

☐ $78.00	☐ $79.50	☐ $81.00	☐ $82.50	☐ $84.00	☐ $85.50	☐ $87.00
☐ $78.50	☐ $80.00	☐ $81.50	☐ $83.00	☐ $84.50	☐ $86.00	☐ $87.50
☐ $79.00	☐ $80.50	☐ $82.00	☐ $83.50	☐ $85.00	☐ $86.50	☐ $88.00

ODD LOTS

[Optional]
(See Instruction 8)

To be completed ONLY if common shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 common shares, and the person is tendering all common shares beneficially owned.

The undersigned either (check one box):

☐	is the beneficial owner of an aggregate of fewer than 100 common shares, all of which are being tendered, or

☐	is a broker, dealer, commercial bank, trust company, or other nominee which

(a)	is tendering, for the beneficial owners thereof, common shares with respect to which it is the record owner, and

(b)	believes, based upon representations made to it by such beneficial owners, that each such person is the beneficial owner of an aggregate of fewer than 100 common shares and is tendering all of such common shares.

CONDITIONAL TENDER
[Optional]
(See Instruction 12)

You may condition your tender of common shares upon the Company purchasing at least a specified minimum number of the common shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of common shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the common shares that you have tendered will be purchased. It is your responsibility to calculate that minimum number of common shares that must be purchased if any are purchased, and you are urged to consult your tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of my common shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of common shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares at or below the purchase price selected by the Company and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

[Optional]
(See Instructions 1, 4, 6, 7 and 9)

      To be completed ONLY if (1) either certificate(s) for common shares are to be re-issued because we did not purchase all of the shares covered by tendered certificate(s) and/or a check is to be issued for the purchase price to be paid for some or all of the common shares tendered by you, AND (2) you wish to have such certificate(s) or check issued in the name of and sent to someone other than you.

Issue ☐ Check	☐ Certificate(s) to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number(s))

SPECIAL DELIVERY INSTRUCTIONS

[Optional]
(See Instructions 1, 4, 6 and 9)

      To be completed ONLY if (1) either certificate(s) for common shares are to be re-issued to you because we did not purchase all of the shares covered by tendered certificate(s) and/or a check is to be issued to you for the purchase price to be paid for some or all of the common shares tendered by you, AND (2) you wish to have such certificate(s) or check sent to someone other than you, or to you at an address other than that shown above.

Mail ☐ Check	☐ Certificate(s) to:

Name:

(Please Print)

Address:

(Include Zip Code)

SHAREHOLDER(S) SIGN HERE

(See Instructions 1 and 6)
(Please Complete Substitute Form W-9 on Reverse Side)

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title and submit proper evidence of such person’s authority to act. See Instruction 6.

(Signature(s) of Shareholder(s))

Dated ____________________________________, 2004

Name(s)

(Please Print)

Area Code and Telephone Number

Tax Identification or

Social Security Number(s)

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 6)

Authorized
Signature

Name

(Please Print)

Title

Name of Firm

Address

(Include Zip Code)

Area Code and Telephone
Number

Dated: ____________________________________, 2004

INSTRUCTIONS

Forming Part of the Terms of the Tender Offer

  1. Guarantee of Signatures. No signature guarantee is required if either:

(a)	this Letter of Transmittal is signed by the registered holder of the common shares (for purposes of this document, “registered holder” shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the holder of common shares) tendered with this Letter of Transmittal and payment and delivery are to be made directly to such holder, unless such holder has completed either the box entitled “SPECIAL PAYMENT INSTRUCTIONS” or “SPECIAL DELIVERY INSTRUCTIONS” above; or

(b)	such common shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States (each being referred to below as an “Eligible Institution”).

In all other cases, a recognized member of the Medallion Signature Guarantee Program must guarantee all signatures on this Letter of Transmittal. A verification by a Notary Public is not acceptable. See Instruction 6.

2.	Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used only if share certificates are to be forwarded with it to the Depositary or if tenders are to be made pursuant to the procedure for tender by book-entry delivery set forth in Section 3 of the Offer to Purchase. Certificates for all physically tendered common shares, or confirmation of a book-entry delivery into the Depositary’s account at the Book-Entry Transfer Facility of common shares tendered electronically, in each case together with a properly completed and duly executed Letter of Transmittal (or copy of it), and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth above and must be received by the Depositary on or before the Expiration Date (as defined in the Offer to Purchase).

Shareholders whose certificates are not immediately available or who cannot deliver common shares and all other required documents to the Depositary before the Expiration Date, or whose common shares cannot be delivered on a timely basis pursuant to the procedure for book-entry delivery, may tender their common shares by or through any Eligible Institution by properly completing (including the price at which the common shares are being tendered) and duly executing and delivering a Notice of Guaranteed Delivery (or copy of it) and by otherwise complying with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. If the Guaranteed Delivery Procedures are used, the certificates for all physically tendered common shares, or book-entry confirmation, as the case may be, as well as a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after receipt by the Depositary of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution in the form set forth in such Notice. For common shares to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery on or before the Expiration Date.

The method of delivery of all documents, including certificates for common shares, is at the election and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended, and sufficient time should be allowed to ensure timely delivery.

The Company will not accept any alternative, conditional or contingent tenders (except pursuant to Instruction 12 below), nor will it purchase any fractional common shares. All tendering shareholders, by execution of this Letter of Transmittal (or a copy of it), waive any right to receive any notice of the acceptance of their tender.

3.	Inadequate Space. If the space provided in the box captioned “DESCRIPTION OF COMMON SHARES TENDERED” is too small, the certificate numbers and/or the number of common shares should be listed on a separate, signed schedule and attached to this Letter of Transmittal.

4.	Partial Tenders and Unpurchased Common Shares. (Not applicable to shareholders who tender by book-entry delivery.) If fewer than all of the common shares evidenced by any certificate are to be tendered, fill in the number of common shares which are to be tendered in the column entitled “Number of Common Shares Tendered.” In such case, if any tendered common shares are purchased, a new certificate for the remainder of the common shares evidenced by the certificate(s) will be issued and sent to the registered holder, unless otherwise specified in the “SPECIAL PAYMENT INSTRUCTIONS” or “SPECIAL DELIVERY INSTRUCTIONS” boxes on this Letter of Transmittal, as soon as practicable after the Expiration Date. All common shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

5.	Indication of Price at which Common Shares are Being Tendered. For common shares to be properly tendered by this Letter of Transmittal, the shareholder must either:

(a)	check the box under “SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION,” or

(b)	check the box indicating the price per share at which the shareholder is tendering common shares under “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER.”

     By checking the box under “SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION,” you agree to accept the purchase price determined by the Company under the Dutch auction tender process, which may be as low as $78.00 or as high as $88.00 per share. By checking a box under “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER,” you acknowledge that doing so could result in none of the common shares being purchased if the purchase price for the common shares is less than the price you check.

     Only one box may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of common shares. If you wish to tender portions of your common share holdings at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your common shares. The same common shares cannot be tendered at more than one price, unless such common shares were previously properly withdrawn as provided in Section 4 of the Offer to Purchase and retendered at a different price under a separate Letter of Transmittal.

6.	Signatures on Letter of Transmittal, Stock Powers, and Endorsements.

(a)	If this Letter of Transmittal is signed by the registered holder(s) of the common shares tendered hereby, the signature must correspond exactly with the name(s) as written on the face of the certificates without any change.

(b)	If the common shares are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

(c)	Only certificates registered under exactly the same name(s) may be tendered together with a single Letter of Transmittal. If two or more certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or copies of them) as there are different combinations of names on the certificates.

(d)	When this Letter of Transmittal is signed by the registered holder(s) of the common shares listed and transmitted hereby, it is not necessary to endorse the certificate(s) representing such common shares or to sign separate stock powers, unless payment is to be made, or the certificates for common shares not tendered or not purchased are to be issued, to a person other than the registered holder(s). Signatures on such certificates must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered holder of the certificates listed, however, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate, and signatures on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)	If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

7.	Stock Transfer Taxes. Except as provided in this Instruction, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer to it of common shares purchased pursuant to the tender offer. If, however:

(a)	payment of the purchase price is to be made to any person(s) other than the registered holder(s);

(b)	common shares not tendered or not accepted for purchase are to be registered in the name of any person(s) other than the registered holder(s); or

(c)	tendered certificates are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal;

the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person, unless satisfactory evidence of the payment of such taxes, or an exemption from them, is submitted.

8.	Odd Lots. As described in Section 1 of the Offer to Purchase, if the tender offer is oversubscribed at the purchase price and, as a result, the Company purchases fewer than all common shares tendered at the purchase price, the common shares purchased first will consist of all common shares tendered by any shareholder who owns beneficially an aggregate of fewer than 100 common shares who so certifies in the appropriate place on this Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery, and who tenders all such common shares at or below the purchase price. This preference will not be available unless the box captioned “ODD LOTS” is completed.

9.	Special Payment and Delivery Instructions. If certificates for common shares not tendered or not purchased and/or checks are to be issued in the name of a person other than the signer of the Letter of Transmittal, or if such certificates and/or checks are to be sent to someone other than the signer of the Letter of Transmittal or to the signer at a different address, the captioned boxes “SPECIAL PAYMENT INSTRUCTIONS” and/or “SPECIAL DELIVERY INSTRUCTIONS” on this Letter of Transmittal must be completed. Such instructions will only be followed if some of the common shares represented by a certificate are purchased pursuant to the tender offer. Shareholders tendering common shares by book-entry delivery may request that common shares not purchased be credited to such account maintained at the Book-Entry Transfer Facility as such shareholder may designate under “SPECIAL PAYMENT INSTRUCTIONS.”

10.	Irregularities. The Company will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of common shares, and its determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders determined by it not to be in proper form or the acceptance of or payment for which, in the opinion of the Company’s counsel, may be unlawful. The Company also reserves the right to waive any of the conditions of the tender offer or any defect or irregularity in the tender of any particular common shares, and the Company’s interpretation of the terms of the tender offer (including these instructions) will be final and binding. No tender of common shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company, the Dealer Manager, the Depositary, the Information Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

11.	Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to, or additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth at the end of this Letter of Transmittal or from your local broker, dealer, commercial bank or trust company.

12.	Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered common shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned “CONDITIONAL TENDER” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in common shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of common shares would not be purchased. If, because of proration, the minimum number of common shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your common shares at or below the purchase price selected by the Company and check the box so indicating. Upon selection by random lot, if any, the Company will limit its purchase in each case to the designated minimum number of common shares.

All tendered common shares will be deemed unconditionally tendered unless the “CONDITIONAL TENDER” box is completed. If you are an “odd lot” holder and you tender all of your common shares, you cannot conditionally tender, since your common shares will not be subject to proration. Each shareholder is urged to consult his or her own tax advisor.

13.	Deadline for Delivery. This Letter of Transmittal, properly completed and duly executed, together with certificates representing common shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received by the Depositary before 12:00 Midnight, New York City time, on the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

14.	Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call National City Bank, as Transfer Agent, at 1-800-622-6757 regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificate(s) may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation. If the Transfer Agent does not receive your request for such instructions by Tuesday, October 12, 2004, the Transfer Agent will not have sufficient time to provide you with any required documents that you must complete and return in order to have replacement certificates issued for tender in the tender offer.

15.	Substitute Form W-9. Each tendering shareholder is required to provide the Depositary with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is provided under “Important Tax Information” below, and to indicate that the shareholder is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the form may subject the tendering shareholder to 28% federal income tax withholding on the payments made to the shareholder or other payee with respect to common shares purchased pursuant to the tender offer. The box in Part 2 of the form may be checked, and the Certificate of Awaiting Taxpayer Identification Number filled out, if the tendering shareholder has not yet been issued a TIN but has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 28% on all such payments after that until a TIN is provided to the Depositary.

IMPORTANT TAX INFORMATION

      Under federal income tax law, a shareholder whose tendered shares are accepted for payment is required by law to provide the Depositary with such shareholder’s correct TIN on Substitute Form W-9 below. If the Depositary is not provided with the correct TIN, the Internal Revenue Service (“IRS”) may subject the shareholder or other payee to a $50 penalty. In addition, payments that are made to such shareholder or other payee with respect to shares purchased pursuant to the tender offer may be subject to backup withholding.

      Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual to qualify as an exempt recipient, he or she must submit a Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8 can be obtained from the Depositary. See the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” following the form for more instructions.

      If withholding applies, the Depositary is required to withhold 28% (or 30% for certain foreign holders) of any such payments made to the shareholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the shareholder may obtain a refund from the IRS.

Purpose of Substitute Form W-9

      To prevent backup withholding on payment made to a shareholder or other payee with respect to shares purchased pursuant to the tender offer, the shareholder is required to notify the Depositary of the shareholder’s correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and that:

(a)	the IRS has not notified the shareholder that the shareholder is subject to backup withholding as a result of failure to report all interest or dividends; or

(b)	the IRS has notified the shareholder that the shareholder is no longer subject to backup withholding.

What Number to Provide to the Depositary

      The shareholder is required to give the Depositary the TIN (either a social security number or employer identification number) of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

PAYOR’S NAME: National City Bank

SUBSTITUTE Form W-9	Part 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number or Employer identification number

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	CERTIFICATION – UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT, AND COMPLETE	Part 2 – Awaiting TIN ☐ Not Subject to Backup Withholding ☐

Signature

Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE BOX IN PART 2 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either:

(a)	I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office; or

(b)	I intend to mail or deliver an application in the near future.

I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a tax identification number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the payor, Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

Give the
SOCIAL SECURITY
For this type of account		number of

1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person (1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
5.	Adult and minor (joint account)	The adult, or if the minor is the only contributor, the minor (2)
6.	Account in the name of guardian or committee for a designated ward, minor or incompetent person	The ward, minor or incompetent person (3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The actual owner (1)
b. So-called trust account that is not a legal or valid trust under state law.
8.	Sole proprietorship	The owner (4)

9.	Sole proprietorship account	The owner (4)
10.	A valid trust, estate or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title) (5)
11.	Corporate	The corporation
12.	Religious, charitable, or educational organization account	The organization
13.	Partnership account	The partnership
14.	Association, club or other tax-exempt organization	The organization
15.	A broker or registered nominee	The broker or nominee
16.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner. You may also enter your business “DBA” name. You may use either your social security number or your employer identification number (if you have one).

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

      If you don’t have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

      Payees that may be exempt from backup withholding on ALL payments include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust operated by a bank under the section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.

      Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041A, 6045, and 6050A.

      EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THE FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX MARKED “EXEMPT”, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

      Privacy Act Notice. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and The District of Columbia to carry out their tax laws. Payors must be given the numbers whether or not recipients are required to file returns. Beginning January 1, 2002, payors must generally withhold on taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor at a maximum rate of 30%. Certain penalties may also apply.

Penalties

      (1) Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

      (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

      (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

      FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

      Please contact the Information Agent at the telephone numbers and address below with any questions or requests for assistance or additional copies of the Offer to Purchase, Letter(s) of Transmittal and Notice(s) of Guaranteed Delivery. You may also contact the Dealer Manager or your broker, dealer, commercial bank or trust company for assistance concerning the tender offer. To confirm the receipt of your Letter(s) of Transmittal, Notice(s) of Guaranteed Delivery, or certificate(s) for your shares by the Depositary, please contact a customer service representative at the Depositary at (800) 622-6757.

The Information Agent for the tender offer is:

MORROW & CO., INC.

445 Park Avenue, 5th Floor
New York, New York 10022

Banks and Brokerage Firms, Please Call:

(800) 654-2468

All Others Please Call:

(800) 607-0088

Or E-mail At:

Progressive.info@morrowco.com

The Dealer Manager for the tender offer is:

J.P. Morgan Securities Inc.

277 Park Avenue
New York, New York 10172
(212) 622-2624 (Call Collect)
(866) 262-0777 (Call Toll Free)